EXHIBIT 6

                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among the undersigned that the Amendment No. 1 to the Statement on Schedule 13D filed on August 9, 2001 and any future amendments to such Statement on Schedule 13D with respect to beneficial ownership by the undersigned of shares of the ordinary shares, euro 0.55 par value per share, of Telecom Italia S.p.A. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  August 30, 2001


                                   PIRELLI S.p.A.

                                   By: /s/ Anna Chiara Svelto
                                       ----------------------------------------
                                       Name: Anna Chiara Svelto
                                       Title: Attorney-in-fact




                                   OLIMPIA S.p.A.

                                   By: /s/ Luciano Gobbi
                                       ----------------------------------------
                                        Name: Luciano Gobbi
                                        Title: Director and Attorney-in-fact






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